UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
LABARGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05761	73-0574586

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Clayton Road St. Louis, Missouri (Address of principal executive offices)	63124 (Zip Code)
(Registrant’s telephone number, including area code) (314) 997-0800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 to Form 8-K (“Amendment No. 1) is being filed to correct an error in Item 8.01 of LaBarge, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2011 (the “Original Filing”). The Original Filing erroneously reported and reflected in Item 8.01 that the settlement is subject to completion of certain confirmatory discovery by counsel to the plaintiffs. No such requirement is included in the memorandum of understanding.
     Except for the foregoing, there are no other changes to the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing and the Company has not updated the disclosure in this Amendment No. 1 to speak to any later date.
Item 8.01 Other Events.
This Form 8-K is being filed pursuant to a memorandum of understanding, dated June 8, 2011, regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 3, 2011, by and among LaBarge, Inc. (the “Registrant”), Ducommun Incorporated (“Parent”) and DLBMS, Inc. (“Merger Subsidiary”), providing for the merger of Merger Subsidiary with and into the Registrant with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Parent.
As previously disclosed on pages 7-8 and 48-49 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Registrant on May 23, 2011 (the “Definitive Proxy Statement”), two nearly identical lawsuits have been filed in the Chancery Court of the State of Delaware: Barry P. Borodkin v. Craig E. LaBarge, et al., transaction ID 36985939, Case No. 6368 (filed on April 12, 2011) and Insulators and Asbestos Workers Local No. 14 v. Craig LaBarge, et al. (filed on April 15, 2011). The two lawsuits are putative class actions that allege, among other things, that the Registrant’s directors breached their fiduciary duties to the Registrant’s stockholders, and that the Registrant and Parent aided and abetted the Registrant’s directors in such alleged breaches of their fiduciary duties. Each plaintiff purports to bring his claims on behalf of himself and a class of the Registrant’s stockholders. The plaintiffs seek injunctive relief to prevent the proposed transaction with Parent in addition to an accounting and attorneys’ fees and costs. On May 12, 2011, the parties submitted a proposed schedule to the Delaware court, under which deposition discovery would be completed by June 1, 2011, and briefing on plaintiff’s anticipated motion for preliminary injunction would be completed by June 13, 2011. The Chancery Court has scheduled a hearing on June 17, 2011.
The Registrant has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed merger as set forth below. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Registrant’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Chancery Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the

Chancery Court, it is anticipated that it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law). In connection with the settlement, the Registrant and plaintiffs agreed to negotiate in good faith regarding the attorneys’ fees and expenses. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Chancery Court will approve the settlement even if the parties do enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
The additional disclosures in this Current Report on Form 8-K supplement the disclosure contained in the Definitive Proxy Statement, and should be read in conjunction with the disclosures contained therein. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Definitive Proxy Statement, this Current Report of Form 8-K is more current. Nothing in this Current Report on Form 8-K, the memorandum of understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosure set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement.
Background of The Merger
The following disclosure supplements the discussion at page 25 of the Definitive Proxy Statement by amending and replacing in its entirety the last sentence of the first paragraph.
As part of this process, and in light of its relatively small market capitalization, the LaBarge board of directors, in consultation with LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and outside legal and financial advisors, evaluated and pursued certain strategic acquisitions to expand and diversify LaBarge’s business.
The following disclosure supplements the discussion at page 25 of the Definitive Proxy Statement by amending and replacing in its entirety the second paragraph.
On July 27, 2010, the LaBarge board met to review and to consider various strategic alternatives for LaBarge. Among other things, the LaBarge board assessed the electronics manufacturing industry and business environment generally, reviewed LaBarge’s recent stock price performance and considered LaBarge’s business prospects, and its financial metrics relative to other companies within LaBarge’s industry. The LaBarge board considered the recent mergers and acquisitions activity in the electronics manufacturing industry and LaBarge’s outlook for improved profitability and growth. At the July 27, 2010 board meeting, representatives of Stifel reviewed with the LaBarge board certain preliminary financial analyses of LaBarge. Over the course of the months leading up to this meeting, the LaBarge board met with representatives of

Stifel and Goldman Sachs & Company, to solicit each of their views on LaBarge’s position as an independent company, as well as their views on LaBarge as a potential acquisition candidate. The closing price of LaBarge common stock on July 27, 2010 was $12.60 per share.
The following disclosure supplements the discussion at page 25 of the Definitive Proxy Statement by amending and replacing in its entirety the first sentence of the last paragraph.
On November 2, 2010, Stifel reviewed with the LaBarge board its updated preliminary financial analyses and a preliminary, illustrative valuation range for LaBarge, as well as certain key considerations of a potential sale of LaBarge, including a list of 11 potential strategic and five financial buyers, and an illustrative timeline for a potential sale transaction.
The following disclosure supplements the discussion at page 26 of the Definitive Proxy Statement by amending and replacing in its entirety the first sentence of the first paragraph.
At that meeting, the LaBarge board also discussed with its advisors the importance of including financial buyers in the process and the possibility of concurrently contacting potential financial buyers, but decided to initiate the process with strategic buyers before widening the process to include financial buyers in order to protect the confidentiality of the process while determining whether there was interest from strategic buyers.
The following disclosure supplements the discussion at page 26 of the Definitive Proxy Statement by amending and replacing in its entirety the last sentence of the second paragraph.
The remaining six prospective buyers (including Ducommun) entered into nondisclosure agreements (one on November 11, 2010, one on November 17, 2010, two on November 22, 2010, and the remaining two on December 3, 2010), received a descriptive confidential information memorandum containing certain non-public information regarding LaBarge and confirmed their interest in continuing to pursue a potential acquisition of LaBarge.
The following disclosure supplements the discussion at page 26 of the Definitive Proxy Statement by amending and replacing in its entirety the fourth paragraph.

Following the last meeting during the week of December 13, 2010, each of the six prospective buyers was invited to submit an initial indication of interest by January 13, 2011. On January 6, 2011, January 10, 2011 and January 16, 2011, respectively, Stifel received notifications from three of the six prospective buyers that they were formally withdrawing from the process and would not submit initial indications of interest.
The following disclosure supplements the discussion at page 26 of the Definitive Proxy Statement by amending and replacing in its entirety the fifth paragraph.
On January 13, 2011, Ducommun submitted an initial indication of interest with values ranging from $17.00 to $19.25 per outstanding share of LaBarge common stock, and two other parties submitted initial indications of interest with values ranging from $16.50 to $18.00 and $16.50 to $18.25, respectively, per outstanding share of LaBarge common stock. The closing price of LaBarge common stock on January 13, 2011 was $15.10 per share.
The following disclosure supplements the discussion at page 27 of the Definitive Proxy Statement concerning the Wells notice received on February 10, 2011.
The SEC staff had indicated to LaBarge that any such action would allege violations of securities laws in connection with certain of the LaBarge’s financial reporting processes primarily during 2006 and 2007. A Wells notice provides recipients an opportunity to respond to issues raised in the staff’s investigation prior to any decision on an enforcement proceeding by the SEC, and is neither a formal allegation nor a finding of wrongdoing. LaBarge has reached an understanding with the regional staff of the SEC regarding the terms of a settlement that the regional staff has recommended to the SEC for approval.
The following disclosure supplements the discussion at page 27 of the Definitive Proxy Statement concerning the amendments of the existing severance agreements with the senior management of LaBarge by amending and replacing the sentence in its entirety.
In addition, in its cover letter, Ducommun indicated that its proposal was contingent upon the Company entering into new employment agreements with key management employees prior to the execution of the merger agreement.

The following disclosure supplements the discussion at page 27 of the Definitive Proxy Statement concerning the request by the LaBarge board of directors for clarifications and improvements of certain terms of the merger agreement with Ducommun by amending and replacing the sentence in its entirety.
The LaBarge board of directors also directed Stifel to communicate to Ducommun that the LaBarge board would not proceed based upon Ducommun’s current proposed purchase price of $18.75 per share and asked Ducommun to revise its price and clarify and improve certain terms of the merger agreement, including the deal protection provisions and the financing provisions, by March 21, 2011.
The following disclosure supplements the discussion at page 28 of the Definitive Proxy Statement concerning the March 23, 2011 request by Mr. LaBarge of Ducommun’s CEO, Tony Reardon, to make improvements of certain aspects of the merger agreement.
Later that evening, Mr. LaBarge contacted Ducommun’s CEO, Tony Reardon, to inform him that he was prepared to recommend to the LaBarge board that LaBarge pursue a transaction with Ducommun if Ducommun improved its proposed purchase price to $19.75 per share and materially improved several remaining aspects of the merger agreement, including the no shop provisions and the amount of the termination fee.
The following disclosure supplements the discussion at page 30 of the Definitive Proxy Statement under “Other Considerations” concerning all of the factors considered by the LaBarge board of directors in recommending the Proposed Transaction to the shareholders.
•	the fact that certain members of senior management may retire from LaBarge in the near term;
The following disclosure supplements the discussion at pages 32 of the Definitive Proxy Statement by amending and replacing in its entirety the last sentence of the first paragraph under “Opinion of LaBarge’s Financial Advisor”.

There are no other material relationships that existed during the two years prior to the date of Stifel’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger, notwithstanding any statements contained in any research reports issued by the Research Division of Stifel. Stifel may from time to time pursue future investment banking assignments from participants in the merger
The following disclosure supplements the discussion at pages 35-36 of the Definitive Proxy Statement by amending and replacing in their entirety the first three sentences of the first paragraph (under “Selected Publicly Traded Companies Analysis”).
Based on public and other available information, Stifel calculated LaBarge’s implied enterprise value (which Stifel defined as fully diluted market capitalization, plus total debt, less cash, cash equivalents and marketable securities (“enterprise value”)) and LaBarge’s implied fully diluted equity value, in each case, using multiples of last twelve months (“LTM”) earnings before interest, taxes, stock-based compensation, depreciation and amortization, or EBITDA, and net income, and projected calendar year (“CY”) 2011 (“2011P”) and CY 2012 (“2012P”) EBITDA and net income, which multiples were implied by the estimated enterprise values and equity values, and projected EBITDA and net income of the selected companies listed below. LTM and CY 2011P and CY 2012P information for LaBarge was provided by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. CY 2011P and CY 2012P information was based on two sets of forecasts relating to LaBarge prepared by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer under scenarios reflecting varying assumptions of LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, which we refer to as the Base Case and the SG Case. The SG Case takes into account assumptions made by the management of LaBarge with respect to the timing and impact of the SG program, a nonmilitary defensive system used to protect installations or assets from attacks or compromises, developed by one of LaBarge’s top customers that was being deployed in limited quantities as of December 31, 2010. The SG Case assumed that the SG program would not have material financial impact on LaBarge until fiscal year 2012. Given the recent implementation of the SG program, the potential future results of the SG program are inherently more uncertain and speculative than the factors underlying the Base Case. The projections included in the SG Case include potential revenues from the SG program of approximately $140 million and potential net income of approximately $7 million over the years 2012 through 2015.
The following disclosure supplements the discussion at page 36 of the Definitive Proxy Statement concerning the SG Case discussion.

One of management’s assumptions was that the SG program would not have a material financial impact on LaBarge until fiscal year 2012. Given the recent implementation of the SG program, the potential future results of the SG program are inherently more uncertain and speculative than the factors underlying the Base Case.
The following disclosure supplements the discussion at page 36 of the Definitive Proxy Statement concerning the SG Case discussion.
     The following table sets forth (i) LaBarge’s enterprise value as a multiple of historical and projected EBITDA, and (ii) LaBarge’s equity value as a multiple of historical and projected net income, utilizing enterprise and equity values implied by (a) the closing price of LaBarge common stock on April 1, 2011 (which was the last trading day prior to public announcement of the signing of the merger agreement) of $17.43 per share, and (b) the consideration to be received by holders of LaBarge common stock pursuant to the merger of $19.25 per share:

	$17.43 per share	$19.25 per share
Enterprise Value to:
LTM EBITDA	7.9 x	8.7 x
CY 2011P EBITDA	7.4 x	8.1 x
CY 2012P EBITDA (Base Case)	6.2 x	6.8 x
CY 2012P EBITDA (SG Case)	6.1 x	6.6 x

Equity Value to:
LTM net income	15.2 x	16.8 x
CY 2011P net income	13.6 x	15.0 x
CY 2012P net income (Base Case)	10.7 x	11.8 x
CY 2012P net income (SG Case)	10.4 x	11.5 x
The following disclosure supplements the discussion at page 38 of the Definitive Proxy Statement by amending the last paragraph under “Selected Precedent Transactions Analysis.”

The analyses of the selected precedent transactions was not divided between the electronics manufacturing services and aerospace and defense industries because, in Stifel’s professional judgment, there were insufficient precedent transactions in the electronics manufacturing services industry during the period.
The following disclosure supplements the discussion at page 39 of the Definitive Proxy Statement by amending and replacing in its entirety the second sentence of the first paragraph (under “Discounted Cash Flow Analysis”).
Stifel estimated the terminal value of the projected cash flows by applying exit multiples ranging from 7.0x to 9.0x (which range was determined by Stifel exercising its professional judgment and based upon a review of the selected publicly traded companies and selected precedent transactions referenced above) to LaBarge’s estimated 2015 EBITDA for each of the Base Case and the SG Case. Stifel then discounted the cash flows projected through 2015 and the terminal value for each of the Base Case and the SG Case to present values using discount rates for each of the Base Case and the SG Case ranging from 12.5% to 14.5%, which range of discount rates was based upon a weighted average cost of capital analysis for LaBarge and other companies used in the selected publicly traded companies analysis. The applied range of discount rates for each of the Base Case and the SG Case ranging from 12.5% to 14.5% was based upon Stifel’s professional judgment of an illustrative range based upon the foregoing analysis.
The following disclosure supplements the discussion at page 39 of the Definitive Proxy Statement by amending and replacing in its entirety the discussion under “Discounted Equity Analysis.”
Stifel used earnings per share projections prepared by LaBarge’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for CY 2012 and CY 2013 for each of the Base Case and the SG Case to calculate a range of present equity values per share for LaBarge. In conducting this analysis, Stifel applied a range of CY 2011 price-to-earnings multiples to LaBarge’s projected CY 2012 and CY 2013 earnings per share and applied, based on its professional judgment, a discount rate of 13.5% to these ranges. Stifel derived this discount rate by utilizing CAPM. In applying the CAPM, the rate of return on common equity is estimated using the risk free rate and adding a market risk premium, multiplying by the market volatility for the share and adding premium to recognize the relative size of LaBarge as compared to the set of selected public companies. The applied discount rate of 13.5% was based upon Stifel’s judgment of an illustrative range based upon the above analysis. This analysis indicated implied equity values per share ranging from $15.75 to $22.28 for the Base Case and implied equity values per share ranging from $16.17 to $23.53 for the SG Case. Stifel noted that the value of per share merger consideration to be received by holders of LaBarge common stock pursuant to the merger was $19.25.
The following disclosure supplements the discussion at page 39 of the Definitive Proxy Statement by amending and replacing in its entirety the first sentence of the last paragraph (under “Miscellaneous”).
Stifel acted as financial advisor to LaBarge in connection with the merger and will receive a fee of approximately $5,000,000 for its services, $4,250,000 of which is contingent upon the consummation of the merger (the “Advisory Fee”).
The following disclosure supplements the discussion at page 40 of the Definitive Proxy Statement concerning the discussion of the SG case.
The SG Projections assume that the SG program will generate a certain amount of revenue for LaBarge. The future results of the SG program are highly uncertain and LaBarge may not generate the projected amount of revenue from the SG program in the expected time period, if ever.
The following disclosure supplements the discussion at page 40 of the Definitive Proxy Statement concerning the discussion of the SG case, including the preparation of the projections.
The Projections set forth below reflect numerous estimates and assumptions related to LaBarge’s business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond LaBarge’s control. As a result, although the Projections set forth below were prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

The following disclosure supplements the discussion at page 43 of the Definitive Proxy Statement in the first bullet point under “Interests of LaBarge Directors and Executive Officers in the Merger” concerning the vesting schedule.
•	the fact that restricted shares held by LaBarge’s executive officers, which were subject to a two-year vesting schedule, will fully vest and be treated as described below in “The Merger Agreement — Effect of the Merger on LaBarge’s Equity Awards” beginning on page 57;
The following disclosure supplements the discussion at page 44 of the Definitive Proxy Statement under “LaBarge Performance Units”.
For retention reasons, the performance units outstanding as of the effective time will be converted into an unvested right to receive a cash payment at the maximum level upon subsequent vesting rather than a vested right as in the case of Craig E. LaBarge and Donald H. Nonnenkamp.
The following disclosure supplements the discussion at page 44 of the Definitive Proxy Statement concerning the table under “Restricted Shares.”

	No. of Restricted
Name of Executive	Shares Held	Aggregate Value
Craig E. LaBarge	43,906	$845,000
Randy L. Buschling	28,100	$541,000
Donald H. Nonnenkamp	18,880	$363,000
William D. Bitner	9,484	$182,600
Teresa K. Huber	9,484	$182,600
John R. Parmley	9,484	$182,600

Litigation Related to the Merger
The following disclosure supplements the discussion at pages 7-8 and 48-49 of the Definitive Proxy Statement by amending and replacing in its entirety the discussion under the heading “Litigation Related to the Merger.”
     LaBarge is aware of five purported class actions against LaBarge, LaBarge’s directors and Ducommun filed by purported stockholders of LaBarge and relating to the merger. The complaints allege, among other things, that LaBarge’s directors breached their fiduciary duties to the LaBarge stockholders, and that LaBarge and Ducommun aided and abetted LaBarge’s directors in such alleged breaches of their fiduciary duties. Each plaintiff purports to bring his claims on behalf of himself and a class of LaBarge stockholders. The actions seek judicial declarations that the merger agreement was entered into in breach of the directors’ fiduciary duties, rescission of the transactions contemplated by the merger agreement, and the award of attorneys’ fees and expenses for the plaintiffs.
     Three of the lawsuits challenging the proposed transaction have been filed in Missouri state court, all in the Circuit Court of St. Louis County. All seek declaratory, rescissory and other, unspecified, equitable relief against the directors and officers on a theory of breach of fiduciary duty to the stockholders and against LaBarge and Ducommun on a theory of “aiding and abetting” the individual defendants. Two of the three also seek injunctive relief prohibiting the merger. No money damages are sought, except for attorneys’ fees and costs. The court has consolidated the Missouri actions for further handling and disposition. The defendants filed a motion to dismiss or, in the alternative, to stay the cases based on the pendency of the Delaware cases described below. This motion was granted on May 27, 2011. The Missouri court has scheduled a status conference for June 7, 2011.
     The three Missouri cases are:
     1. John M. Foley, Jr. v. LaBarge, Inc., et al., St. Louis County Circuit Court Cause No. 11SL-CC01391, filed April 6, 2011.
     2. William W. Wheeler v. LaBarge, Inc., et al., St. Louis County Circuit Court Cause No. 11SL-CC01392, filed April 6, 2011.

     3. Gastineau v. LaBarge, Inc. et al., St. Louis County Circuit Court Cause No. 11SL-CC-01592, filed April 19, 2011.
     Two other nearly identical lawsuits have been filed in the Chancery Court of the State of Delaware by different attorneys than the above-described matters. Barry P. Borodkin v. Craig E. LaBarge, et al., transaction ID 36985939, Case No. 6368- (filed on April 12, 2011) and Insulators and Asbestos Workers Local No. 14 v. Craig LaBarge, et al. (filed on April 15, 2011) are putative class actions that mirror the claims raised in the Missouri cases, but also seek injunctive relief to prevent the proposed transaction with Ducommun in addition to an accounting and attorneys’ fees and costs. The Delaware cases were consolidated by the court on April 29, 2011. On May 20, 2011, the court entered a scheduling order, whereby all deposition discovery would be completed by June 1, 2011 and briefing on plaintiff’s anticipated motion for preliminary injunction would be completed by June 13, 2011. The Chancery Court scheduled a preliminary injunction hearing on June 17, 2011. Thereafter, the parties conducted the depositions of LaBarge’s CEO Craig LaBarge, CFO Don Nonnenkamp, and board member Thomas Corcoran, as well as the depositions of the lead investment banker at Stifel and a Stifel analyst. The defendants produced more than 40,000 pages of documents prior to these depositions.
     After arms-length negotiations, the parties agreed to settle the litigation. On June 8, 2011, the parties executed a Memorandum of Understanding (“MOU”) outlining the terms of the proposed settlement. As described in the MOU, LaBarge agreed to make revised and supplemental disclosures to shareholders relating to the merger and not to oppose certification of a class (for settlement purposes only) of all holders of common stock of LaBarge (except Defendants and certain family members and affiliates) from April 4, 2011 though the closing of the merger. Plaintiffs, in turn, agreed to stay the actions pending court approval and, upon court approval, to release all claims against Defendants (other than the shareholders’ statutory rights to appraisal under Delaware law) and dismiss the actions. The MOU further provides that the parties will negotiate in good faith regarding the Plaintiffs’ counsels’ attorneys’ fees and expenses, subject to court approval.

Additional Information and Where to Find It
In connection with the merger, LaBarge, Inc. (the “Company”) filed the Definitive Proxy Statement and a form of proxy on Schedule 14A and other related materials with the SEC on May 23, 2011. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY , BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders may obtain free copies of the Definitive Proxy Statement (and other related materials when they become available) and other documents filed with the SEC by the Company (CIK No. 0000057139) through the website maintained by the SEC at www.sec.gov/edgar.shtml, at the Company’s website at www.labarge.com/investor by clicking on the link “SEC Filings” and from the Company by contacting the Company’s corporate secretary, Donald H. Nonnenkamp, by mail at 9900 Clayton Road, St. Louis, Missouri 63124 or by telephone at (314) 997 — 0800.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the Definitive Proxy Statement described above under “The LaBarge Special Meeting — Stock Ownership and Voting by LaBarge’s Directors and Executive Officers” and “The Merger — Interests of LaBarge Directors and Executive Officers in the Merger.” Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2010. This document is available free of charge at the SEC’s website at www.sec.gov/edgar.shtml and from the Company by contacting the Company’s corporate secretary, Donald H. Nonnenkamp, by mail at 9900 Clayton Road, St. Louis, Missouri 63124 or by telephone at (314) 997 — 0800.
Note on Forward-Looking Statements
This Current Report on Form 8-K, including all Exhibits hereto, may contain forward-looking statements that are based on management’s expectations and beliefs concerning future events impacting the Registrant. Certain matters contained herein are based upon information available to management as of the date hereof. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such conditions precedent to the consummation of the proposed merger, including obtaining antitrust approvals in the U.S., the risk that the contemplated merger will not occur, failure to obtain the necessary debt financing arrangements set forth in the Debt Commitment Letter, the risk that key employees of the Registrant will not be retained, and the expenses of the proposed merger. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that may cause such a difference include, but are not limited to, risks and uncertainties described in the Registrant’s most recent Annual Report on Form 10-K filed with the SEC as may be updated from time to time in the Registrant’s subsequent filings with the SEC. The Registrant undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABARGE, INC.
Date: June 9, 2011	By:	/s/ Donald H. Nonnenkamp
		Name:	Donald H. Nonnenkamp
		Title:	Vice President, CFO & Secretary